UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 8, 2008

AMERIRESOURCE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20033	84-1084784
(Commission File Number)	(IRS Employer Identification Number)

3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
(Address of Principal Executive Offices)              (Zip Code)

(702) 214-4249
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a material definitive agreement

On December 8, 2008, AmeriResource Technologies, Inc., (“Company”), a Delaware corporation, and its subsidiaries, approved and entered into financing agreements (“Agreements”) with NIR Group and its affiliated companies for short term and long term financing through a Callable Convertible Secured Note in the amount of $300,000 and a Securities Financing Agreement for an Equity Line in the amount of $25,000,000 which is contingent upon the parties entering into the Securities Financing Agreement and having an effective S-1 Registration Statement with the Securities and Exchange Commission.

The Agreements also call for the assumption of debt in the amount of $12,466,968 through Callable Secured Convertible Notes that were previously owed by Midnight Holdings Group, Inc. and are held by NIR Group and its affiliated companies, for the issuance of Convertible Preferred Series A stock of Midnight Holdings Group, Inc., that upon conversion into common stock will be equal to the amount of debt being assumed by the companies.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits	Description

10.01	Registration Rights Agreement
10.02	Stock Purchase Warrant - New Millennium Capital Partners III, LLC
10.03	Stock Purchase Warrant - AJW Partners, LLC
10.04	Stock Purchase Warrant - AJW Partners, LLC
10.05	Stock Purchase Warrant - AJW Master Fund, Ltd.
10.06	Stock Purchase Warrant - AJW Master Fund II, Ltd.
10.07	Intellectual Property Security Agreement
10.08	Security Agreement
10.09	Legal Opinion
10.10	Securities Purchase Agreement
10.11	Subsidiary Guarantee
10.12	Debt Assumption Agreement
10.13	Debt Assumption Agreement
10.14	Debt Assumption Agreement
10.15	Debt Assumption Agreement
10.16	Debt Assumption Agreement
10.17	TA Instructions
10.18	Callable Secured Convertible Note
10.19	Callable Secured Convertible Note
10.20	Callable Secured Convertible Note
10.21	Callable Secured Convertible Note
10.22	Callable Secured Convertible Note

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of December, 2008.

AmeriResource Technologies, Inc.

/s/ Delmar Janovec
By:	Delmar Janovec, President